EXHIBIT D-1

DEBT

GENERAL

         The Treasury issues Government securities through public offerings, direct sales, TAP and auctions. In September 1995, the Treasury began to issue Treasury bills of varying maturities, depending on market conditions. In order to establish an evenly distributed repayment schedule, the Treasury began to determine maturities according to domestic and external debt servicing requirements in 1996. Turkey issues both Treasury bills (which have a maturity shorter than one year) and Government bonds (which have maturities of at least one year).

         In August 1997, the Treasury announced its monthly “Cash Management and Borrowing Program” to minimize its financing costs by establishing transparency and predictability. Starting in 1998, quarterly and semi-annual programs have also been made public by the Treasury.

         The total internal debt of Turkey was approximately TL122,157 trillion as of December 31, 2001, compared with TL36,420 trillion as of December 31, 2000, an increase of 235.4%. Prior to the February 2001 financial crisis, Turkey’s total internal debt was approximately TL44,428 trillion. Turkey’s total outstanding external debt was approximately $115.1 billion as of December 31, 2001, compared to $119.6 billion as of December 31, 2000, a decrease of 3.8%.

         The Republic has not, within a period of twenty years, defaulted on any principal or interest of any external debt represented by bonds issued in public international markets. In 1978, 1979 and 1980, Turkey rescheduled an aggregate amount of approximately $3.95 billion of its external debt consisting of commercial and government credits, which represented 20.6% of Turkey’s total outstanding external debt at that time. Turkey initiated the rescheduling to avoid a possible default under its external debt. Since that rescheduling, Turkey has always paid when due the full amount of principal and interest on its direct and indirect external debt. Turkey completed all payments under the rescheduling in July 1992.

INTERNAL DEBT

         In 1997, the Treasury ceased its Central Bank borrowing and was able to borrow in internal markets at lower interest rates and for longer maturities. In 1997, the Government simultaneously lengthened the average maturity of its domestic debt which reached 11.9 months at year-end 1997 from 8.1 months at year-end 1996, and lowered the average annual cost of borrowing to 109.7% at year-end 1997, from an average of 140.1% at year-end 1996. To improve the transparency and credibility in domestic borrowing, the Treasury announced its monthly “Cash Management and Borrowing Program.” Additionally, the Domestic Debt Advisory Board, consisting of representatives of the Treasury, the Central Bank and other banks, was established. The Domestic Debt Advisory Board convenes each month to discuss ongoing improvements, expectations in the economy and domestic debt securities markets. In 1997, the Treasury also started to issue CPI indexed securities with a maturity of 2 years and quarterly coupon payments.

         In the first half of 1998, the Treasury covered all of its short-term advance stock by issuing securities to the Central Bank. Following this operation, the Treasury announced that the short term advance facility would be used only to smooth out temporary cash shortfalls (with zero balance by the end of each month) and would not be used for financing purposes. These efforts, together with the improvement in the primary budget balance and the signing of the SMP with the IMF, led to a decline in interest rates to approximately 80% in July 1998. Unfortunately, the declining trend of interest rates was negatively affected by the Russian crisis, and by September 1998, interest rates reached approximately 140%. In order to improve the liquidity and the depth of the domestic debt securities, the Treasury determined some of its securities as benchmark issues in September 1998 and began to hold reopen auctions of such securities. By the end of 1998, the average annual cost of borrowing was 118.1% and the average maturity of domestic debt was 7.7 months.

         At the beginning of 1999, the Treasury started to auction two-year Government bonds with quarterly coupon payments at fixed interest rates. In July 1999, floating rate notes with a three-year maturity and quarterly coupon payments were auctioned in order to improve the maturity structure of domestic debt and reduce the cost of borrowing. By the end of November 1999, the average annual cost of borrowing declined to 108.4% and the average maturity of domestic debt increased to 15.9 months. In December 1999, no auctions were held. The volatility in Treasury bill rates, and especially the increase in rates during the second half of 1999, was due to political and economic conditions in Turkey and to volatility in the international capital markets generally. Treasury bill rates declined sharply following the implementation of the Stand-By Arrangement with the IMF on December 22, 1999.

         Interest income from domestic debt securities was subject to withholding tax between September 1998 and November 1999 at varying rates. From October 1998 through December 1999, the withholding tax was not applied. As a result of the earthquake-related tax package approved in November 1999, a withholding tax on Government securities issued before December 1999 was introduced to reduce the windfall gain accruing to securityholders from the reduction in inflation and interest rates in 2000 as a result of the Stand-By Arrangement signed with the IMF. See “Public Finance—Consolidated Central Government Budget” and “Financial System—Monetary Policy.”

         Beginning in 2000 the main goal of debt management, within the framework of the Stand-By Arrangement, was to limit the Government’s domestic borrowing in order to reduce domestic interest rates by increasing the primary surplus of the public sector, increasing external borrowing and accelerating privatization. The Treasury was permitted to re-borrow 75% of its domestic debt redemption as targeted to relieve the pressure on domestic borrowing in 2000. During the period January to December 2000, the average maturity of domestic debt was 17.3 months. In 1999, the average annual cost of borrowing decreased to 108.4% from 118.1% in 1998. In 2000, the rate decreased dramatically to 38.1%. Turkey’s total internal debt was approximately TL31,393 trillion as of August 31, 2000, compared to approximately TL22,920 trillion as of December 31, 1999. A treasury auction held by the Republic on September 5, 2000 for treasury bills with a maturity of 17 months resulted in a rate of 33.6%, compared to 95.6% for twelve-month treasury bills on August 3, 1999.

         The Treasury shifted to a Primary Dealership system for domestic debt securities on May 8, 2000 as part of the Stand-By Arrangement. The system requires financial institutions — the Primary Dealers — provide continuous two-way quotations in the Treasury bill market and active participation in Treasury auctions. Nineteen banks (including three foreign banks and one public bank) were selected as Primary Dealers for domestic debt securities for the period of May 1, 2000 to April 30, 2001.

         Following the February 2001 financial crisis, the Central Bank raised overnight interest rates, with rates at one point reaching over 4,000%, and, by February 23, 2001, Central Bank reserves had declined by $5.3 billion. On February 21, 2001, the Government offered an interest rate of 144% for one-month Treasury bills.

         Following the November 2000 and February 2001 financial crises, as a result of increasing interest rates, declining borrowing maturities and worsening conditions in the foreign markets, an increase in the domestic borrowing requirement appeared inevitable. Moreover, the program for the rehabilitation of public banks and the banks under the supervision of the SDIF was premised on issuing bonds directly to banks, which in turn would provide an extra borrowing requirement for the Treasury. The bonds issued to the SDIF have 3-month floating rate coupons. The operation did not change the total borrowing requirement of the public sector, since the banks were already funding themselves from the market; however, their short-term borrowing activity was converted into longer-term borrowing by the Treasury.

         Until 1999, the duty losses of public banks were not covered by the Government. In 1999 and 2000, only 15% of the duty losses of public banks was covered by Government security issuances. The securities that were issued were linked to CPI with a 10% real interest payment. Because of the recapitalization of duty loss stock in the balance sheets of public banks with high interest rates, unsecuritized duty loss stock was more than TL18 quadrillion as of December 2000. In December 2000, TL3.8 quadrillion of Government securities were issued to recapitalize private banks taken over by the SDIF. Also, high interest rates associated with the financial crisis in February 2001 led to a large increase in accumulated losses in 2001. The takeover of additional banks, high real interest rates and the impact of devaluation on the open positions of such banks significantly increased the losses to be covered by the issuance of government securities.

         From January 2001 to the end of April 2001, the Treasury issued an additional $820 million of FX denominated securities and TL2.3 quadrillion of floating rate notes with semi-annual coupon payments. As of mid-March 2001, the Government had issued TL7.2 quadrillion of CPI linked securities and $750 million of FX denominated securities to cover a portion of the duty loss stock. As the overnight exposure of the public banks increased to unprecedented levels after the February 2001 financial crisis (almost 8 % of GNP in mid-March), the Treasury began to issue floating rate notes linked to repurchase rates of the Central Bank with quarterly coupon payments. From mid-March to the beginning of May 2001, nearly TL16.7 quadrillion of securities were issued to public banks to cover their duty loss stock and recapitalization needs. As a result, as of May 2, 2001 all the duty loss stock of public banks was covered by security issuances of nearly TL23 quadrillion, and, as of May 14, 2001, the recapitalization needs of public banks were covered by an issuance of TL1.5 quadrillion of securities.

         On May 14, 2001, all of the securities that were indexed to CPI and paid interest at below market rates were replaced with floating rate notes indexed to Treasury auction rates with quarterly coupon payments. In July 2001, an additional TL1.2 quadrillion of CPI indexed bonds and $271.1 million of FX denominated securities were issued to satisfy the capital needs of the public banks. After the recapitalization, the capital adequacy ratio of public banks improved to 8% and the cost of the recapitalization process reached TL32 quadrillion.

         In the recapitalization, the Treasury issued nearly TL20 quadrillion of Central Bank repurchase indexed securities to the SDIF and public banks. Following such issuances nearly TL14 quadrillion of these securities were purchased by the Central Bank, and the proceeds were used by the banks to repay overnight debt. Therefore, approximately 2/3 of the overnight exposure of the state and the SDIF banks was eliminated as of June 2001. The management of short term borrowing was transferred to the Central Bank.

         On June 15, 2001, the Treasury invited Turkey’s banks to participate in two debt-swap packages designed to alleviate the cost of the Treasury’s domestic debt and extend the maturity of domestic borrowing. The Treasury issued three-year and five-year foreign currency-linked bonds and one- to two-year Turkish Lira floating rate notes in exchange for TL9,335 trillion ($8.1 billion) in shorter term domestic treasury bills. The swaps resulted in a coverage ratio of 86% for the Treasury. The swaps lengthened the average maturity of debt to 37.2 months from 5.3 months. As a result of the swaps, the total domestic debt service in 2001 is expected to decline by more than $6.8 billion.

         The following table shows the auctioned domestic debt securities as of December 31, 2000:

Table No. 39

Treasury Auctions

				Accepted Interest Rates		Sale Amount
	Auction		Maturity
	Date	Issue Date	Date	Simple	Compound	Bid Amount	Nominal	Net

						(in billions of Turkish Lira)
1997

January

399 Days G. Bond	01/07/1997	01/08/1997	02/11/1998	117.12	112.42	469,188	400,801	175,499

399 Days G. Bond	01/21/1997	01/22/1997	02/25/1998	102.99	99.24	564,172	200,355	94,109

Total						1,033,360	601,156	269,608

February

287 Days T. Bill	02/04/1997	02/05/1997	11/19/1997	89.18	96.47	229,349	196,449	115,345

287 Days T. Bill	02/07/1997	02/12/1997	11/26/1997	95.20	103.44	205,914	129,184	73,794

287 Days T. Bill	02/25/1997	02/26/1997	10/12/1997	103.27	112.86	553,018	394,642	217,523

Total						988,280	720,275	406,662

March

1 Year G. Bond	03/11/1997	03/12/1997	03/11/1998	109.02	109.02	517,086	240,910	115,257

399 Days G. Bond	03/18/1997	03/19/1997	04/22/1998	111.05	106.77	247,128	321,732	145,101

399 Days G. Bond	03/25/1997	03/26/1997	04/29/1998	119.58	114.71	377,296	358,905	155,316

Total						1,141,510	921,546	415,674

May

Public offer (362)	05/20/1997	05/21/1997	05/18/1997	112.37	112.63	51,880	39,746	18,770

Total						51,880	39,746	18,770

June

6 Months T. Bill	06/21/1997	06/25/1997	12/24/1997	96.25	119.41	153,024	76,233	51,466

Total						153,024	76,233	51,466

July

9 Months T. Bill	07/01/1997	07/02/1997	04/01/1998	111.18	124.47	290,321	313,652	171,035

308 Days T. Bill	07/08/1997	07/09/1997	05/13/1998	116.61	125.08	503,504	231,104	116,324

329 Days T. Bill	07/15/1997	07/16/1997	06/10/1998	115.34	120.37	564,794	280,014	137,095

Total						1,358,619	824,770	424,453

August

357 Days T. Bill	08/05/1997	08/06/1997	07/29/1998	135.93	137.22	439,723	453,151	194,230

357 Days T. Bill	08/12/1997	08/13/1997	08/05/1998	137.06	138.37	529,026	266,838	130,830

357 Days T. Bill	08/19/1997	08/20/1997	08/12/1998	137.06	138.38	545,047	257,858	109,995

Total						1,513,796	977,848	418,054

September

6 Months T. Bill	09/02/1997	09/03/1997	03/04/1998	111.15	142.04	352,976	324,280	208,443

1 Year G. Bond	09/16/1997	09/17/1997	08/16/1998	129.10	129.10	583,536	255,894	111,695

Total						936,512	580,174	320,139

				Accepted Interest Rates		Sale Amount
	Auction		Maturity
	Date	Issue Date	Date	Simple	Compound	Bid Amount	Nominal	Net

						(in billions of Turkish Lira)
October

231 Days T. Bill	10/07/1997	10/08/1997	05/27/1998	103.60	121.71	465,982	343,066	206,984

111 Days T. Bill	10/27/1997	10/30/1997	02/10/1998	98.69	136.96	394,967	389,036	299,042

Total						860,949	732,102	506,026

November

197 Days T. Bill	11/18/1997	11/19/1997	06/04/1998	109.00	135.55	900,073	429,838	270,351

Total						900,073	429,838	270,351

December

98 Days T. Bill	12/09/1997	12/10/1997	03/18/1998	102.83	147.87	594,126	584,225	457,555

Total						594,128	584,225	457,555

1997 Total						9,532,130	6,487,913	3,556,657

1998

January

6 Months T. Bill	01/13/1998	01/14/1998	07/15/1998	103.47	130.24	867,897	562,765	370,885

Total						867,897	562,765	370,885

February

98 Days T. Bill	02/10/1998	02/11/1998	05/20/1998	99.33	141.1	718,854	524,321	413,689

6 Months T. Bill	02/17/1998	02/18/1998	08/19/1998	106.34	134.6	1,058,395	573,919	374,689

Total						1,777,249	1,098,239	788,377

March

6 Months T. Bill	03/03/1998	03/04/1998	09/02/1998	101.91	127.87	1,100,042	633,483	419,651

238 Days T. Bill	03/10/1998	03/11/1998	11/04/1998	106.77	124.76	967,361	416,672	245,370

3 Months T. Bill	03/17/1998	03/18/1998	06/17/1998	89.14	123.62	1,145,317	652,803	533,830

Total						3,212,720	1,702,958	1,198,850

April

6 Months T. Bill	03/31/1998	04/01/1998	09/30/1998	93.80	115.80	837,139	457,394	311,362

9 Months T. Bill	04/28/1998	04/29/1998	01/27/1999	100.88	111.94	891,622	637,924	363,164

Total						1,728,762	1,095,318	674,526

May

1 Year G. Bond	05/12/1998	05/13/1998	05/12/1999	97.97	97.97	1,005,359	484,038	244,502

9 Months T. Bill	05/18/1998	05/20/1998	02/17/1999	91.15	100.29	1,153,382	775,887	460,846

Total						2,158,741	1,259,925	705,348

June

6 Months T. Bill	06/02/1998	06/04/1998	12/02/1998	81.35	98.01	1,025,871	624,895	444,919

9 Months T. Bill	06/09/1998	06/10/1998	03/10/1999	85.50	93.60	714,147	662,651	403,746

1 Year G. Bond	06/16/1998	06/17/1998	06/16/1999	106.00	106.00	550,311	571,077	277,224

Total						2,290,329	1,858,623	1,125,889

July

6 Months T. Bill	07/07/1998	07/08/1998	01/06/1999	65.50	76.23	942,100	367,574	275,165

9 Months T. Bill	07/14/1998	07/15/1998	04/14/1999	74.40	80.62	972,144	553,958	355,558

1 Year G. Bond	07/28/1998	07/29/1998	07/28/1999	92.70	92.70	828,087	561,175	291,216

Total						2,742,331	1,482,706	921,938

				Accepted Interest Rates		Sale Amount
	Auction		Maturity
	Date	Issue Date	Date	Simple	Compound	Bid Amount	Nominal	Net

						(in billions of Turkish Lira)
August

6 Months T. Bill	08/04/1998	08/05/1998	02/03/1999	78.61	94.06	956,035	549,048	394,138

9 Months T. Bill	08/11/1998	08/12/1998	05/12/1999	93.75	103.39	340,148	50,441	29,617

3 Months T. Bill	08/18/1998	08/19/1998	11/18/1998	81.80	109.09	550,488	313,365	260,594

Total						1,846,671	912,854	684,349

September

133 Days T. Bill	09/01/1998	09/02/1998	01/13/1999	112.48	156.58	377,517	598,938	424,492

6 Months T. Bill	09/15/1998	09/16/1998	03/17/1999	110.96	141.75	952,640	587,438	377,816

7 Months T. Bill	09/29/1998	09/30/1998	04/28/1999	119.97	148.86	975,915	670,839	396,445

Total						2,306,071	1,857,214	1,198,754

October

7 Months T. Bill	10/06/1998	10/07/1998	05/05/1999	116.53	143.81	148,374	119,517	71,468

9 Months T. Bill	10/20/1998	10/21/1998	07/21/1999	123.41	139.55	250,221	189,318	98,319

Total						407,595	308,835	169,788

November

6 Months T. Bill	11/03/1998	11/04/1998	05/05/1999	113.47	145.66	1,258,329	729,908	505,893

329 Days T. Bill	11/10/1998	11/11/1998	10/06/1999	126.41	137.35	731,429	181,435	84,681

245 Days T. Bill	11/17/1998	11/18/1998	07/21/1999	125.05	147.76	1,080,414	612,494	332,577

Total						3,070,172	1,586,836	923,152

December

308 Days T. Bill	12/01/1998	12/02/1998	10/06/1999	137.78	149.26	1,781,287	1,179,499	544,591

224 Days T. Bill	12/08/1998	12/09/1998	07/21/1999	121.71	148.05	1,218,747	547,743	313,175

420 Days T. Bill	12/15/1998	12/16/1998	02/09/2000	137.89	128.22	530,062	248,070	95,742

133 Days T. Bill	12/22/1998	12/23/1998	05/05/1999	101.25	136.67	697,280	239,280	174,662

Total						4,227,375	2,214,592	1,128,169

1998 Total						26,635,912	15,940,865	9,890,025

1999

January

13 Months G. Bond	01/12/1999	01/13/1999	02/09/2000	122.33	118.24	1,580,415.9	1,787,811.9	771,458.6

14 Months G. Bond	01/15/1999	01/22/1999	03/15/2000	150.87	139.98	379,640.3	299,343.7	109,547.9

147 Days T. Bill	01/26/1999	01/27/1999	06/23/1999	106.85	143.09	1,349,684.4	920,434.7	642,979.7

Total						3,309,740.6	3,007,590.3	1,523,986.2

February

371 Days G. Bond	02/02/1999	02/03/1999	02/09/2000	131.51	130.32	1,868,534.4	1,478,505.0	631,729.2

392 Days G. Bond	02/16/1999	02/17/1999	03/15/2000	127.37	122.98	2,614,972.8	781,294.8	329,429.7

182 Days T. Bill	02/16/1999	02/17/1999	08/18/1999	96.59	119.91	1,315,272.7	745,475.9	502,705.4

14 Months G. Bond	02/23/1999	02/24/1999	04/19/2000	132.11	123.12	1,515,658.3	828,943.5	328,667.4

Total						7,314,438.2	3,834,219.2	1,792,531.7

March

371 Days G. Bond	03/09/1999	03/10/1999	03/15/2000	100.74	99.99	2,583,416.1	1,405,536.6	693,487.1

399 Days G. Bond	03/16/1999	03/17/1999	04/19/2000	112.34	107.97	2,257,881.7	837,649.8	375,387.7

182 Days T. Bill	03/16/1999	03/17/1999	09/15/1999	90.11	110.41	618,045.8	380,958.7	262,631.4

14 Months G. Bond	03/23/1999	03/24/1999	05/17/2000	106.68	100.46	1,269,847.6	567,063.7	254,182.7

Total						6,729,191.2	3,191,208.8	1,585,688.9

				Accepted Interest Rates		Sale Amount
	Auction		Maturity
	Date	Issue Date	Date	Simple	Compound	Bid Amount	Nominal	Net

						(in billions of Turkish Lira)
April

371 Days G. Bond	04/13/1999	04/14/1999	04/19/2000	107.91	107.06	2,328,008.0	1,459,519.7	695,067.9

392 Days G. Bond	04/20/1999	04/21/1999	05/17/2000	94.33	91.74	2,179,880.0	1,152,749.0	571,832.1

140 Days T. Bill	04/27/1999	04/28/1999	09/15/1999	77.85	97.58	1,796,632.6	907,209.0	698,167.6

Total						6,304,520.6	3,519,477.7	1,965,067.6

May

399 Days G. Bond	05/04/1999	05/05/1999	06/07/2000	100.56	96.96	2,677,811.9	1,133,061.6	538,974.9

182 Days T. Bill	05/04/1999	05/05/1999	11/03/1999	86.08	104.60	656,406.3	740,229.0	517,499.6

14 Months G. Bond	05/11/1999	05/12/1999	05/17/2000	94.35	93.68	2,300,748.7	1,159,747.5	591,236.0

Total						5,634,966.9	3,033,038.1	1,647,710.5

June

369 Days G. Bond	06/03/1999	06/04/1999	06/07/2000	104.68	104.10	1,309,491.9	947,048.8	459,476.7

434 Days G. Bond	06/15/1999	06/16/1999	08/23/2000	116.73	107.80	2,691,016.0	2,141,770.0	895,473.4

140 Days T. Bill	06/15/1999	06/16/1999	11/03/1999	86.79	111.46	293,336.4	248,066.0	185,984.4

210 Days T. Bill	06/22/1999	06/23/1999	01/19/2000	98.09	117.57	1,731,588.6	1,139,183.0	727,491.2

Total						6,025,432.9	4,476,067.8	2,268,425.7

July

399 Days G. Bond	07/20/1999	07/21/1999	08/23/2000	94.23	91.03	2,914,275.3	1,413,388.8	695,239.1

182 Days T. Bill	07/20/1999	07/21/1999	01/19/2000	80.15	96.20	1,439,888.0	969,929.0	692,447.7

91 Days T. Bill	07/26/1999	07/28/1999	10/27/1999	75.06	98.96	622,119.4	453,686.9	382,000.7

Total						4,976,282.7	2,837,004.7	1,769,687.5

August

12 Months G. Bond	08/03/1999	08/04/1999	08/23/2000	97.67	95.59	1,047,637.6	591,118.8	290,757.6

91 Days T. Bill	08/16/1999	08/18/1999	11/17/1999	75.56	99.79	675,862.7	285,333.1	240,000.0

Total						1,723,500.3	876,451.9	530,757.6

September

182 Days T. Bill	09/13/1999	09/15/1999	03/15/2000	81.89	98.66	1,348,807.8	885,012.3	627,908.8

Total						1,348,807.8	885,012.3	627,908.8

October

231 Days T. Bill	10/05/1999	10/06/1999	05/24/2000	89.68	103.38	1,061,188.5	704,380.2	448,905.8

91 Days T. Bill	10/25/1999	10/27/1999	01/26/2000	73.08	95.65	582,774.8	406,846.2	344,000.0

Total						1,643,963.3	1,111,226.4	792,905.8

November

91 Days T. Bill	11/16/1999	11/17/1999	02/16/2000	71.66	93.32	571,548.6	466,943.0	396,000.0

Total						571,548.6	466,943.0	396,000.0

1999 TOTAL						45,582,393.2	27,238,240.2	14,900,670.3

					Accepted Interest Rates		Sale Amount

	Auction	Issue	Maturity	Ave.				Bid
	Date	Date	Date	Term	Simple	Compound	Amount Net	Nominal	Net

							(in billions of Turkish Lira)
2000

January

13 Months G. Bond	01/04/2000	05/01/2000	02/21/2001	42.97	37.87	37.03	1,795,049.5	859,379.7	601,124.8

91 Days T. Bill	01/18/2000	01/19/2000	04/19/2000	8.52	34.07	38.67	1,226,504.4	620,714.8	572,000.0

16 Months G. Bond	01/18/2000	01/19/2000	05/23/2001	50.23	37.31	35.30	2,031,140.3	2,109,699.2	1,404,344.5

Total							5,052,694.2	3,589,793.7	2,577,469.3

February

91 Days T. Bill	02/08/2000	02/09/2000	10/05/2000	9.09	36.36	41.62	1,088,661.6	679,629.2	623,000.0

12 Months G. Bond	02/08/2000	02/09/2000	02/21/2001	41.66	40.12	39.84	2,214,145.3	2,474,718.7	1,746,966.3

Total							3,302,806.9	3,154,347.9	2,369,966.3

March

14 Months G. Bond	03/10/2000	03/15/2000	05/23/2001	43.99	36.90	35.77	1,672,103.1	2,065,739.6	1,434,614.6

336 Days T. Bill	03/21/2000	03/22/2000	02/21/2001	32.82	35.56	36.00	780,445.1	204,664.0	154,092.0

Total							2,452,548.2	2,270,403.6	1,588,706.6

April

16 Months G. Bond	04/04/2000	04/05/2000	08/22/2001	48.97	35.37	33.36	716,780.5	731,986.6	491,388.3

91 Days T. Bill	04/18/2000	04/19/2000	07/19/2000	8.32	33.30	37.69	746,536.8	755,018.1	697,000.0

14 Months G. Bond	04/18/2000	04/19/2000	06/20/2001	38.72	33.01	32.18	3,098,495.9	3,068,065.8	2,211,733.1

Total							4,561,813.2	4,555,070.5	3,400,121.4

May

15 Months G. Bond	05/09/2000	05/10/2000	08/22/2001	43.07	33.43	32.05	2,394,944.6	992,496.5	693,692.1

91 Days T. Bill	05/15/2000	05/17/2000	08/16/2000	8.76	35.02	39.89	1,223,558.9	748,236.0	688,000.0

13 Months G. Bond	05/23/2000	05/24/2000	06/20/2001	40.95	38.02	37.53	1,187,095.8	1,192,529.8	846,077.9

Total							4,805,599.3	2,933,262.3	2,227,770.0

June

14 Months G. Bond	06/06/2000	06/07/2000	08/22/2001	50.09	41.35	39.82	2,292,107.9	1,633,240.8	1,088,144.6

Total							2,292,107.9	1,633,240.8	1,088,144.6

July

12 Months G. Bond	07/18/2000	07/19/2000	07/18/2001	32.55	32.55	32.55	1,506,093.0	1,037,288.7	782,544.2

91 Days T. Bill	07/25/2000	07/26/2000	10/25/2000	7.18	28.72	31.96	921,688.7	329,042.7	307,000.0

Total							2,427,781.7	1,366,331.4	1,089,544.2

August

91 Days T. Bill	08/14/2000	08/16/2000	11/15/2000	7.06	28.24	31.37	1,607,436.5	897,151.4	838,000.0

11 Months T. Bill	08/22/2000	08/23/2000	07/18/2001	29.76	32.93	33.41	1,867,717.5	1,244,844.3	959,320.7

18 Months G. Bond	08/22/2000	08/23/2000	02/20/2002	56.13	37.42	34.58	1,767,763.2	1,646,793.7	1,054,788.3

Total							5,242,917.2	3,788,789.4	2,852,109.0

September

17 Months G. Bond	09/05/2000	09/06/2000	02/20/2002	52.68	36.04	33.58	479,360.1	235,425.1	154,197.2

Total							479,360.1	235,425.1	154,197.2

October

16 Months G. Bond	10/03/2000	10/04/2000	02/20/2002	52.76	38.11	35.80	549,805.4	681,550.3	446,154.7

3 Months T. Bill	10/23/2000	10/25/2000	01/24/2001	8.94	35.77	40.85	522,856.3	248,386.0	228,000.0

14 Months G. Bond	10/24/2000	10/25/2000	12/12/2001	43.38	38.24	37.38	780,838.3	649,611.9	453,060.6

Total							1,853,499.9	1,579,548.2	1,127,215.3

					Accepted Interest Rates		Sale Amount

	Auction	Issue	Maturity	Ave.			Bid
	Date	Date	Date	Term	Simple	Compound	Amount Net	Nominal	Net

							(in billions of Turkish Lira)
November

3 Months T. Bill	11/13/2000	11/15/2000	02/14/2001	8.80	35.20	40.12	461,689.6	258,941.2	238,000.0

13 Months G. Bond (392 Day)	11/14/2000	11/15/2000	12/12/2001	41.77	38.79	38.28	1,015,973.0	1,324,838.8	989,840.0

Total							1,477,662.6	1,583,780.0	1,227,840.0

December

12 Months T. Bill (357 Day)	12/20/2000	12/19/2000	12/12/2001				47,387.0	0.0	0.0

Total							47,387.0	0.0	0.0

2000 Total							33,996,178.3	26,689,992.9	19,703,083.9

2001

January

14 Month G. Bond	01/05/2001	01/08/2001	02/20/2002	75.29	67.17	64.99	382,294.1	935,999.5	534,976.2

6 Month T. Bill	01/05/2001	01/08/2001	07/11/2001	29.78	58.91	67.47	1,810,941.9	1,488,787.0	1,147,174.6

3 Month T. Bill	01/23/2001	01/24/2001	04/25/2001	12.00	47.98	57.33	738,463.3	434,546.3	388,000.0

Total							2,931,699.3	2,859,332.8	2,070,150.7

February

3 Month T. Bill	02/13/2001	02/14/2001	05/16/2001	14.26	57.03	70.43	1,163,103.1	916,349.5	802,000.0

1 Month T. Bill	02/20/2001	02/21/2001	03/21/2001	7.116	92.43	144.23	1,647,731.1	2,296,262.7	2,153,248.8

Total							2,810,834.3	3,212,612.2	2,955,248.8

March

3 Month T. Bill	03/20/2001	03/21/2001	06/27/2001	33.65	124.99	193.71	5,4870,992.2	4,391,648.8	3,285,875.6

Total							5,4870,992.2	4,391,648.8	3,285,875.6

April

4 Month T. Bill	04/03/2001	04/04/2001	08/08/2001	37.32	107.83	150.00	1,368,834.4	1,482,688.4	1,079,693.7

6 Month T. Bill	04/10/2001	04/11/2001	10/10/2001	57.50	115.00	148.06	840,939.5	794,090.5	504,183.9

8 Month T. Bill	04/17/2001	04/18/2001	12/05/2001	64.88	102.24	119.89	1,200,100.0	1,203,619.6	729,995.3

3 Month T. Bill	04/24/2001	04/25/2001	07/25/2001	20.50	82.00	110.83	404,171.0	253,048.1	209,999.5

6 Month T. Bill	04/24/2001	04/25/2001	10/10/2001	40.15	87.00	107.80	1,170,069.2	1,130,392.8	806,535.2

Total							4,984,114.2	4,863,839.5	3,330,407.7

May

5 Month T. Bill	05/01/2001	05/02/2001	09/19/2001	28.85	75.00	93.28	1,182,999.2	848,842.9	658,803.9

10 Month T. Bill	05/08/2001	05/09/2001	03/06/2002	69.96	84.60	89.91	588,798.4	957,699.7	565,491.9

3 Month T. Bill	05/15/2001	05/16/2001	08/15/2001	17.37	69.48	89.78	1,485,948.0	884,975.6	753,999.21

6 Month T. Bill	05/22/2001	05/23/2001	11/21/2001	32.29	64.58	75.00	1,754,040.4	1,936,967.2	1,464,192.3

10 Month T. Bill	05/22/2001	05/23/2001	03/06/2002	53.62	68.00	72.37	1,036,935.3	1,072,009.8	697,846.2

13 Month G. Bond	05/29/2001	05/30/2001	06/26/2002	88.31	82.00	79.98	77,913.9	10,592.6	5,625.2

Total							6,117,635.2	5,711,087.8	4,145,958.7

June

3 Month T. Bill	06/05/2001	06/06/2001	09/05/2001	16.39	65.56	83.50	470,643.8	144,624.5	124,260.0

6 Month T. Bill	06/12/2001	06/13/2001	12/05/2001	32.62	67.85	79.90	251,027.8	190,698.3	143,792.3

3 Month T. Bill	06/19/2001	06/20/2001	09/26/2001	17.05	63.34	79.47	1,201,993.9	1,546,774.3	1,321,440.2

4 Month T. Bill	06/26/2001	06/27/2001	11/07/2001	26.98	73.85	92.29	2,656,582.0	4,413,175.1	3,475,375.4

Total							4,580,247.5	6,295,272.4	5,064,867.9

July

5 Month T. Bill	07/03/2001	07/04/2001	12/05/2001	31.73	75.00	91.82	240,779.9	266,403.1	202,232.5

8 Month T. Bill	07/10/2001	07/11/2001	03/06/2002	54.75	83.74	95.00	874,718.2	1,190,139.6	769,056.4

7 Month T. Bill	07/17/2001	07/18/2001	02/06/2002	49.19	88.20	104.89	149,087.6	557,458.5	374,693.0

3 Month T. Bill	07/24/2001	07/25/2001	10/24/2001	17.69	70.87	91.88	2,227,864.7	908,593.3	771,995.4

Total							3,492,450.5	2,922,594.5	2,117,977.3

					Accepted Interest Rates		Sale Amount

	Auction	Issue	Maturity	Ave.			Bid
	Date	Date	Date	Term	Simple	Compound	Amount Net	Nominal	Net

							(in billions of Turkish Lira)
August

5 Month T. Bill	08/07/2001	08/08/2001	01/09/2002	31.15	73.63	89.83	2,004,924.9	2,415,006.3	1,841,394.1

3 Month T. Bill	08/14/2001	08/15/2001	11/14/2001	18.62	74.49	98.00	1,057,492.7	1,139,958.2	960,996.2

Total							3,062,417.6	3,554,964.5	2,802,390.3

September

4 Month T. Bill	09/04/2001	09/05/2001	12/26/2001	21.23	69.00	86.96	605,182.0	321,643.4	265,314.0

105 Day T. Bill	09/11/2001	09/12/2001	12/26/2001	19.40	67.25	84.91	655,807.8	474,068.2	397,041.6

161 Day T. Bill	09/25/2001	09/26/2001	03/06/2002	33.13	74.90	90.97	653,887.5	476,062.5	357,593.8

Total							1,914,877.3	1,271,774.0	1,019,949.3

October

182 Day T. Bill	10/02/2001	10/03/2001	04/03/2002	39.12	78.25	93.56	522,921.9	604,657.9	434,616.0

91 Day T. Bill	10/09/2001	10/10/2001	01/09/2002	17.79	71.15	92.49	580,154.4	524,576.5	445,355.3

1 Year T. Bill	10/16/2001	10/17/2001	10/16/2002	0.00	0.00	0.00	947,674.5	940,788.0	849,155.2

91 Day T. Bill	10/23/2001	10/24/2001	01/23/2002	15.61	62.43	78.62	1,043,690.4	795,375.7	680,000.0

154 Day T. Bill	10/30/2001	10/31/2001	04/03/2002	29.62	70.00	84.62	420,722.8	351,652.2	271,303.3

Total							2,567,489.6	2,276,262.3	1,839,274.5

November

147 Day T. Bill	11/06/2001	11/07/2001	04/03/2002	27.58	68.30	82.80	2,461,774.9	2,800,047.2	2,194,677.0

231 Day T. Bill	11/06/2001	11/07/2001	06/26/2002	48.23	76.00	85.94	514,646.6	1,125,994.6	759,617.7

91 Day T. Bill	11/13/2001	11/14/2001	02/13/2002	14.90	59.61	74.31	1,442,461.4	1,240,944.0	1,079,993.5

217 Day T. Bill	11/20/2001	11/21/2001	06/26/2002	39.35	66.01	74.48	1,611,702.5	2,092,376.1	1,501,510.4

Total							4,418,882.6	5,166,985.7	4,034,288.2

December

217 Day T. Bill	12/04/2001	12/05/2001	07/10/2002	41.00	68.77	77.95	1,149,963.1	1,697,975.7	1,204,238.3

147 Day T. Bill	12/11/2001	12/12/2001	05/08/2002	24.94	61.75	73.55	1,485,986.3	1,478,799.9	1,183,631.4

91 Day T. Bill	12/14/2001	12/19/2001	03/20/2002	14.35	57.42	71.01	923,175.6	859,948.1	751,998.8

196 Day T. Bill	12/25/2001	12/26/2001	07/10/2002	34.06	63.25	72.34	1,074,319.7	1,330,905.4	992,788.9

Total							4,633,444.6	5,367,629.0	4,132,657.5

2001 Total							46,995,084.9	47,894,003.5	36,799,046.4

Source: UT.

2000 Government Bond Auctions with Quarterly Payments
(amounts in billions of Turkish Lira)

					Accepted
					Interest Rates			Amount

					Annual			Total
	Auction		Maturity	Ave.			Bid
Maturity	Date	Issue Date	Date	Term	Simple	Comp.	Amount	Nom.	Net

2 year	01/25/2000	01/26/2000	01/23/2002	9.82%	39.27%	45.44%	1,678,645	627,959	624,651

2 year	02/15/2000	02/16/2000	01/23/2002	10.29%	41.17%	47.97%	1,046,530	723,303	717,491

2 year	03/10/2000	03/15/2000	01/23/2002	10.13%	40.53%	47.11%	1,102,720	846,223	871,872

2 year	04/25/2000	04/26/2000	01/23/2002	9.41%	37.65%	43.30%	1,546,100	334,883	336,683

2 year	05/16/2000	05/17/2000	05/15/2002	9.95%	39.79%	46.13%	1,772,787	1,556,148	1,540,526

2 year	06/06/2000	06/07/2000	05/15/2002	10.49%	41.97%	49.05%	469,900	305,550	300,653

2 year	07/04/2000	07/05/2000	05/15/2002	10.07%	40.28%	46.79%	997,000	386,658	400,471

2 year	08/15/2000	08/16/2000	05/15/2002	8.02%	32.07%	36.13%	722,400	244,132	244,684

2 year	11/21/2000	11/22/2000	05/15/2002	11.43%	45.74%	54.20%	246,143	240,651	232,396

         There were no auctions of Government bonds with quarterly payments in 2001. However, an FX Denominated Auction took place in October 2001, as indicated below:

2001 FX Denominated Auction

Accepted
				Interest Rates			Amount

	Auction		Maturity	Annual		Bid	Total
	Date	Issue Date	Date	Simple	Comp.	Amount	Nom.	Net

1-year G. Bond	10/16/2001	10/17/2001	10/16/2002	10.79%	10.79%	947,674.5	940,788.0	849,155.2

         The Treasury also issued bonds linked to CPI inflation. The following table shows issuances of CPI inflation linked bonds for the periods indicated:

Table No. 40

1 Year CPI-Indexed Government Bonds

	Auction	Issue	Maturity		Bid
	Date	Date	Date	Amount	Amount

				(in billions of Turkish Lira)
1997

March	04/03/1997	03/05/1997	03/05/1999	18,608	36,833

April	04/01/1997	04/02/1997	04/02/1999	109,896	141,976

	04/08/1997	04/09/1997	04/09/1999	133,080	218,854

May	05/01/1997	05/02/1997	05/02/1999	10,000	53,980

	05/06/1997	05/07/1997	05/07/1999	34,604	89,424

	05/13/1997	05/14/1997	05/14/1999	55,271	69,671

June	06/03/1997	06/04/1997	06/04/1999	198,109	366,083

	06/17/1997	06/18/1997	06/18/1999	3,050	24,002

November	11/25/1997	11/26/1997	02/26/1998	120,651	265,495

December	12/23/1997	12/24/1997	03/24/1998	146,432	153,132

1998

January	01/20/1998	01/21/1998	01/22/1999	95,125	319,631

February	02/20/1998	02/25/1998	02/24/1999	123,430	141,630

March	03/20/1998	03/25/1998	03/25/1999	95,986	241,573

April	04/17/1998	04/22/1998	04/21/1999	142,730	248,473

	Auction	Issue	Maturity		Bid
	Date	Date	Date	Amount	Amount

				(in billions of Turkish Lira)

May	05/22/1998	05/27/1998	05/26/1999	129,111	190,611

June	06/12/1998	06/17/1998	06/16/1999	244,327	290,177

July	07/24/1998	07/29/1998	07/28/1999	156,343	458,872

August	08/14/1998	08/19/1998	08/18/1999	174,376	230,026

September	09/25/1998	09/30/1998	09/30/1999	3,524	39,655

1999

June	06/08/1999	06/09/1999	08/09/2000	2,762	28,707

2000(1)

2001(1)

Source: UT.

(1) There were no issuances of CPI inflation linked bonds in 2000 or 2001.

         The composition of the domestic debt changed between 1995 and 2000. In 1995, non-marketable debt was 16% of the domestic debt stock. Since 1998 non-marketable debt has represented 0% of total domestic debt stock. In 1995, the share of Government bonds was 37.6% and the share of Treasury bills was 46.4%. In 2001, the share of Government bonds increased to 83.6% while the share of Treasury bills declined to 14% of the debt stock. Turkey’s debt stock, which increased 298.1% between December 31, 2000 and December 31, 2001, reached TL122,157 trillion as of December 31, 2001, of which TL17,653 trillion was composed of treasury bills with a maturity of less than one year and TL40,226 trillion was composed of bonds with a maturity of one year or longer.

Table No. 41

Internal Public Debt
(in trillions of Turkish Lira)

	1997	1998	1999	2000	2001(1)

Total Domestic Debt	6,283,425	11,612,885	22,920,145	36,420,620	122,157,260

Securitized Debt	5,945,802	11,612,885	22,920,145	36,420,620	122,157,260

Cash	4,642,884	9,511,785	20,197,511	29,422,613	57,879,907

Bonds	2,267,893	3,815,843	16,960,758	27,373,224	40,226,736

Bills	2,374,991	5,695,942	3,236,754	2,049,388	17,653,172

Non Cash	1,302,918	2,101,100	2,722,634	6,998,008	64,277,352

Bonds	1,302,918	1,956,137	2,722,634	6,989,713	61,901,190

Bills	0	144,964	0	8,295	2,376,162

Unsecuritized Debt	337,623	0	0	0	0

By Central Bank Law	0	0	0	0	0

Central Bank Advances	337,623	0	0	0	0

(1) Provisional.

Source: UT.

         Turkey’s internal public debt rose by 235.4% to TL122,157 trillion as of December 31, 2001, of which TL17,653 trillion consisted of Treasury bills with a maturity of less than one year and TL40,226 trillion consisted of Government bonds with a maturity of one year or longer.

EXTERNAL DEBT AND DEBT MANAGEMENT

         As of December 31, 2001, Turkey’s outstanding external debt was approximately $115.1 billion (78.5% of GNP), which represented a decrease of approximately $4.5 billion from approximately $119.6 billion as of December 31, 2000.

         The following table sets forth information as to the external public and private debt of Turkey at the end of the periods indicated:

Table No. 42

Outstanding External Public and Private Debt(1)
(in millions of dollars)

	1997	1998	1999	2000	2001

Outstanding External Debt by Maturity

Total Outstanding Debt	84,270	96,381	102,954	119,664	115,084

Short Term	17,691	20,774	22,921	28,301	16,241

Medium-Long Term	66,579	75,607	80,033	91,363	98,843

Outstanding External Debt by Borrower	84,270	96,381	102,954	119,664	115,084

Short Term(3)	17,691	20,774	22,921	28,301	16,241

Central Government	54	0	0	1,000	0

CBRT	889	905	686	653	590

CBRT Loans	30	7	6	26	20

Dresdner Bank Program	859	898	680	627	570

Deposit Money Banks	8,503	11,159	13,172	16,900	7,997

Other Sectors	8,245	8,710	9,063	9,748	7,654

Medium-Long Term	66,579	75,607	80,033	91,363	98,843

Public Sector	38,900	39,854	42,355	48,782	46,161

General Government	34,777	35,643	37,624	43,370	41,125

Central Government	31,463	32,338	34,559	40,539	38,765

Local Administrations	2,380	2,519	2,373	2,237	1,799

Extra Budgetary Funds	924	776	647	590	558

Universities	9	10	5	4	3

Other Public Sector(2)	937	686	863	1,192	1,116

State Owned Enterprises	3,186	3,524	3,867	4,220	3,921

Financial SOEs	443	650	745	712	585

Non-Financial SOEs	2,742	2,874	3,122	3,508	3,336

CBR	10,868	12,073	10,312	13,429	23,753

CBRT Loans	601	392	396	3,705	13,643

Dresdner Bank Scheme	10,267	11,681	9,916	9,724	10,110

Private Sector(4)	16,812	23,680	27,367	29,153	28,929

Financial	5,535	6,879	7,482	7,581	5,459

Banks	3,757	4,274	4,768	4,550	3,217

Non-Bank Financial Enterprises	1,778	2,605	2,713	3,032	2,242

Non-Financial	11,277	16,801	19,885	21,571	23,470

Outstanding External Debt by Lender	84,270	96,381	102,954	119,664	115,084

Short Term	17,691	20,774	22,921	28,301	16,241

Commercial Bank Credits	8,160	9,935	11,540	17,306	7,775

Private Lender Credits	9,531	10,839	11,381	10,995	8,466

Medium-Long Term	66,579	75,607	80,033	91,363	98,843

Official Creditors	17,085	17,705	16,947	20,122	29,864

Governmental Organizations	8,995	9,695	9,136	8,677	7,685

Multilateral Organizations	8,090	8,010	7,810	11,445	22,180

Private Creditors(4)	49,494	57,902	63,087	71,241	68,979

Loan	35,763	43,866	46,347	49,108	47,645

	1997	1998	1999	2000	2001

Commercial Banks	18,432	22,083	24,368	28,163	26,917

Nonbank Financial Institutions	4,490	6,040	6,985	5,602	4,937

Non-monetary Institutions	1,872	3,026	4,061	4,390	4,468

Off-shore Banks	688	1,008	988	1,203	1,181

Private Investment and

Development Banks	6	20	21	18	23

Dresdner	10,267	11,681	9,916	9,724	10,110

NGTA	8	8	8	8	8

Bond Issue	13,731	14,035	16,740	22,134	21,334

(1) Provisional

(2) Monitored by the Central Bank.

(3) T. Development Bank, T. Eximbank.

(4) Since October 1, 2001, the Central Bank has monitored private sector debt. Term debt figures have been revised by the Central Bank.

Sources: UT, Central Bank.

         The following table presents the breakdown of currency composition of Turkey’s outstanding public and private external debt at the end of the periods indicated:

Table No. 43

Currency Composition of Outstanding External Debt(1)

(percentage of total)

	1997	1998	1999	2000	2001

USD	46.38	48.39	52.71	54.69	51.29

DEM	34.01	35.18	26.78	19.35	3.17

EUR/ECU	1.63	1.54	6.98	12.40	25.37

SDR	0.72	0.41	0.87	3.50	14.48

CHF	1.49	1.25	0.93	0.65	0.51

GBP	0.97	0.85	0.78	0.68	0.58

JPY	10.66	8.31	7.78	6.22	4.05

FRF	1.43	1.43	1.15	0.85	0.06

NLG	0.97	1.00	0.69	0.54	0.01

Other	1.75	1.64	1.32	1.12	0.58

Total	100.00	100.00	100.00	100.00	100.00

(1) Provisional

Sources: UT, Central Bank.

         In April 1995, Turkey raised $500 million in the Euromarkets, which was composed of $255 million of floating rate notes with maturities of between one and three years and a $245 million syndicated loan. In July 1995, Turkey raised ¥70 billion and DM500 million in the Eurobond market. In addition, Turkey issued a $300 million Eurobond in October 1995 and in the same month established a medium-term note program (“MTN Program”). Under the MTN Program, Turkey made a series of U.S. dollar, Japanese yen, Deutsche mark and Italian Lira issues between November 1995 and May 1997 totaling an equivalent of approximately $5.6 billion. The MTN Program limit was increased from $1.5 billion to $4 billion in May 1996, to $5 billion in March 1997 and to $10 billion in February 1998. In addition, Turkey has made issues outside the MTN Program: a ¥75 billion Samurai issue in April 1996, a $500 million Eurobond in June 1996, a $400 million Eurobond in May 1997 and a $600 million Eurobond in September 1997.

         In February 1998, Turkey issued a DM1,000 million Eurobond and a $400 million Eurobond that was increased to $500 million in April 1998. In April 1998, Turkey issued a step-down structured

DM1,000 bond, and in May 1998, a $300 million bond. In November 1998, Turkey issued a DM600 million bond that was increased to DM1,000 million in December 1998. Turkey also issued a 10 year $200 million bond with a put option in December 1998.

         In February 1999, Turkey issued a DM750 million Eurobond, which was increased to DM850 million in March 1999. In March 1999, Turkey issued a EURO500 million Eurobond, which was increased to EURO800 million in April 1999 and EURO1 billion in May 1999. In April 1999, Turkey increased the amount of the 10-year U.S. global bond issued in December 1998 to $400 million, which was further increased to $600 million in September 1999. In June 1999, Turkey issued a $500 million global bond, which was increased to $750 million in December 1999. In August 1999, Turkey issued a EURO400 million Eurobond. In November 1999, Turkey issued a $500 million global bond and a EURO500 million Eurobond, which was increased to a EURO750 million in December 1999. In December 1999, Turkey also issued a EURO600 million Eurobond.

         On January 10, 2000, Turkey issued $1.5 billion of global bonds with a maturity of 30 years and 11.875% interest. On January 26, 2000, Turkey issued EURO750 million of Eurobonds with a maturity of 10 years and 9.25% interest, which was increased to EURO1 billion on February 8, 2000. Turkey issued Yen 35 billion of Samurai bonds, with a maturity of three years and 3.5% interest, on February 18, 2000. On March 30, 2000, Turkey issued EURO600 million Eurobonds, with a maturity of five years and 7.75% interest, and, on June 2, 2000, Turkey issued EURO500 million Euro-FRN (floating rate notes), with a maturity of three years and three months and Euribor plus 200 bps interest. On June 8, 2000, Turkey issued $750 million of global bonds, with a maturity of 10 years and 11.75% interest. Turkey launched Yen 55 billion of Samurai bonds, with a maturity of four years and 3.25% interest, on June 15, 2000. On July 13, 2000, Turkey issued EURO533,062,178 of Eurobonds, with a maturity of seven years and 8.125% interest (which are intended to be fungible with an outstanding issue of DM 1.5 billion originally launched in October 1997), which was increased to EURO733,062,178 on September 1, 2000. Turkey launched a $500 million reopening on July 19, 2000 of $500 million global bonds originally issued on June 18, 1999, with a maturity of 10 years and 12.375% interest, which was further increased to $750 million on December 8, 1999. In addition, Turkey launched a $750 million reopening on September 12, 2000 of $750 million global bonds issued on June 8, 2000, with a maturity of 10 years and 11.75% interest. Turkey issued Yen 50 billion of Samurai bonds, with a maturity of three years and 3% interest, on November 2, 2000. Turkey issued a $1 billion of Syndicated Loan, with a maturity of six months and Libor plus 1% interest, on December 20, 2000.

         In 2001, Turkey issued or launched the following:

•	EURO500 million of Eurobonds on February 12, 2001, with a maturity of three years and an 8.25% interest rate, which was increased to Euro 750 million on February 19, 2001;

•	EURO500 million of Eurobonds on November 7, 2001, with a maturity of three and one quarter years and an 11% interest rate, which was increased to Euro 800 million on December 12, 2001; and

•	$500 million of global notes on November 27, 2001 with a maturity of five years and an 11.375% interest rate, which was increased to $750 million on December 20, 2001.

         The following tables present the relationship of Turkey’s public and private external debt to other financial indicators for, or at the end of, the periods indicated:

Table No. 44

Debt Ratios
(percentage of total)

	1997	1998	1999	2000	2001

T. External Debt/GNP	42.78	45.46	53.94	59.79	77.66

Public Sector/GNP	25.26	24.49	27.59	31.08	47.18

Private Sector/GNP	8.53	11.17	14.34	14.56	19.52

T. External Debt/T.FX Revenues(1)	161.79	165.20	205.30	217.15	217.67

T. External Debt/T.FX Revenues(2)	144.12	153.99	194.67	202.83	202.65

T. External Debt/Exports (FOB)(1)	320.89	357.32	387.24	430.83	367.21

T. External Debt/Exports (FOB)(2)	258.12	308.72	351.08	377.88	326.40

External Debt Service/GNP	6.30	7.79	9.60	10.96	16.61

Ext. Debt Service/T.FX Revenues(1)	23.84	28.30	36.52	39.81	46.57

Ext. Debt Service/T.FX Revenues(2)	21.24	26.38	34.63	37.18	43.36

Ext. Debt Service/Exports (FOB) (1)	47.29	61.22	68.89	78.98	78.57

Ext. Debt Service/Exports (FOB) (2)	38.04	52.89	62.46	69.27	69.84

Interest/GNP	2.33	2.27	2.86	3.15	4.81

Interest/Exports(1)	17.47	17.88	20.50	22.68	22.76

Interest/Exports (FOB)(2)	14.05	15.45	18.58	19.89	20.23

Int’l Reserves (net)/Total Ext. Debt	23.16	21.50	23.49	19.35	17.20

Int’l Reserves (net)/Short-term Debt	110.30	99.77	105.50	81.81	121.91

Int’l Reserves (gross)/Total Ext. Debt	21.86	20.46	22.51	18.53	16.32

Int’l Reserves (gross)/Short-term Debt	104.12	94.93	101.12	78.34	115.68

TCMB Reserves (gross)/Import (FOB)	38.37	43.40	58.28	41.03	47.27

TCMB Reserves (net)/Import (FOB)	40.65	45.61	60.81	42.84	49.81

Current Account Balance/TCMB

Reserves (gross)	-14.32	10.06	-5.87	-44.29	18.08

Current Account Balance/TCMB

Reserves (net)	-13.52	9.57	-5.62	-42.41	17.15

Current Account Balance/GNP	-1.37	0.96	-0.73	-4.94	2.29

(1) Excluding shuttle trade and transit trade.
(2) Including shuttle trade and transit trade.

Sources: UT, Central Bank, SIS.

Table No. 45

External Debt Service

(in millions of dollars)

	1997	1998	1999	2000	2001(1)

Total External Debt Service	12,418	16,513	18,316	21,937	24,619

Principal(2)	7,830	11,690	12,866	15,638	17,486

Interest	4,588	4,823	5,450	6,299	7,133

(1) Provisional.

(2) Repayments through bond issues are included.

Source: Central Bank.

         The aggregate amount of scheduled repayment of principal and interest on the medium- and long-term external public and private debt of Turkey (disbursed and undisbursed) is set forth below for the periods indicated:

Table No. 46

Medium and Long-Term External Debt Service(1)
(in millions of dollars)

	Principal	Interest	Total

2002

Private Sector	10,053	1,723	11,776

Public Sector	7,311	3,971	11,282

Total	17,364	5,694	23,058

2003

Private Sector	6,909	1,131	8,040

Public Sector	9,680	3,742	13,422

Total	16,589	4,873	21,462

2004

Private Sector	3,197	808	4,005

Public Sector	14,427	3,317	17,744

Total	17,624	4,125	21,749

2005

Private Sector	2,751	590	3,341

Public Sector	14,377	2,391	16,768

Total	17,128	2,981	20,109

2006

Private Sector	1,600	357	1,957

Public Sector	6,770	1,797	8,567

Total	8,370	2,154	10,524

2007

Private Sector	828	265	1,093

Public Sector	4,652	1,437	6,089

Total	5,480	1,702	7,182

2008+

Private Sector	4,335	1,168	5,503

Public Sector	24,766	7,269	32,035

Total	29,101	8,437	37,538

(1) Provisional; excluding Dresdner Bank Program Accounts repayment; cross rates based on December 31, 2001.

Source: UT.

         The following table presents the total external public debt of Turkey issued between January 1, 1997 and December 31, 2001:

Table No. 47

External Debt of Turkey
(issued between January 1, 1997 and December 31, 2001)
(Public Guaranteed)

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

Multilateral Organizations

11/12/1997	ECU	45,000,000	18.0	FLOATING

05/03/1998	USD	20,000,000	1.5	8.6

05/08/1998	USD	13,100,000	17.0	IBRD SCL LIBOR Based

06/25/1998	USD	270,000,000	17.0	IBRD SCL LIBOR Based

06/03/1999	EUR	40,000,000	15	3.50

08/02/1999	USD	252,530,000	7	IBRD LIBOR SCL Based

11/26/1999	EUR	7,700,000	17	EURIBOR+1.00

01/29/2000	USD	20,000,000	1.5	LIBOR + 2.15

04/04/2000	USD	10,000,000	6	LIBOR + 2.5

11/28/2000	USD	20,000,000	1.5	LIBOR + 2.15

12/05/2000	EUR	80,000,000	18	EUR-based floating

03/21/2001	USD	100,000,000	3	IM LIBOR + 0.6

07/10/2001	EUR	125,000,000	12	EURIBOR-based floating

10/11/2001	EUR	60,000,000	20	6M LIBOR + 0.3

11/27/2001	USD	50,000,000	3	1M LIBOR + 0.6

12/14/2001	EUR	110,000,000	20	6M LIBOR + 1

12/14/2001	USD	25,000,000	20	3M EIB + 2.5

Bilateral Agreements

01/24/1997	DEM	108,241,009	3.5	DMLIBOR+1.65

01/24/1997	DEM	68,612,000	10.5	DMLIBOR+1

01/28/1997	DEM	46,954,000	10.5	6.32

04/02/1997	USD	9,387,720	11.0	7.25

04/02/1997	USD	16,100,000	4.0	LIBOR+2.0

05/01/1997	FRF	68,794,228	9.0	6MPIBOR+1.125

06/19/1997	USD	73,482,500	10.0	LASU

06/19/1997	USD	31,492,500	10.0	LASU

06/19/1997	USD	12,967,500	10.0	LIBOR+0.90

06/19/1997	USD	5,557,500	10.0	LIBOR+1.85

07/18/1997	USD	455,250	5.0	VIBOR+0.889

07/18/1997	USD	2,576,750	8.5	VIBOR+0.875

07/22/1997	USD	340,000	5.0	6.15

07/22/1997	USD	21,918,100	5.0	LIBOR+1

07/22/1997	USD	16,660,000	3.0	6.15

07/29/1997	FRF	42,000,000	5.0	PIBOR+1.725

08/07/1997	FRF	9,315,006	5.0	PIBOR+1.625

08/07/1997	FRF	62,100,040	9.5	PIBOR+1.125

08/25/1997	USD	45,000,000	5.0	LIBOR+2

09/18/1997	USD	112,806,000	5.0	LIBOR+1.90

09/18/1997	USD	180,007,000	13.0	LIBOR+0.90

09/18/1997	USD	28,485,000	13.0	LIBOR+0.90

09/18/1997	USD	312,963,675	16.0	LIBOR+0.90/%7.40

09/23/1997	USD	11,865,000	13.0	LIBOR+0.90

10/23/1997	USD	125,772,464	11.5	LIBOR+1.725

10/23/1997	USD	54,227,536	5.0	7.20

11/19/1997	USD	16,616,501	10.5	LIBOR+0.875

11/19/1997	USD	34,208,529	7.0	LIBOR+2

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

02/13/1998	USD	20,395,423	2.5	LIBOR+1.9375

03/13/1998	USD	14,499,980	5.0	LIBOR+0.775

03/13/1998	USD	2,558,820	5.0	LIBOR+1.75

04/24/1998	USD	100,000,000	3.0	LIBOR+1.75

05/05/1998	USD	20,000,000	12.0	LIBOR+0.80

05/05/1998	USD	110,000,000	4.0	LIBOR+1.73

05/15/1998	USD	35,513,157	5.0	LIBOR+1.75

05/29/1998	USD	113,649,174	13.0	LIBOR+0.20

06/09/1998	DEM	37,368,000	5.0	LIBOR+1.875

06/09/1998	DEM	52,200,000	5.0	LIBOR+0.875

06/09/1998	DEM	140,227,000	7.5	LIBOR+1.90

06/09/1998	DEM	43,350,000	7.5	LIBOR+1.90

06/09/1998	DEM	24,005,000	5.0	LIBOR+1.875

06/24/1998	USD	41,000,000	4.0	LIBOR+1.85

07/14/1998	DEM	22,705,000	5.0	FIBOR+0.9

07/14/1998	DEM	14,100,000	5.0	FIBOR+0.9

07/14/1998	DEM	41,885,750	5.0	FIBOR+1.75

09/25/1998	USD	15,214,200	5.5	LIBOR+1.75

09/25/1998	USD	22,826,750	9.5	LIBOR+0.25

09/25/1998	USD	25,036,750	9.5	LIBOR+0.75

09/25/1998	USD	38,350,300	9.5	LIBOR+0.55

10/20/1998	USD	2,062,500	4	LIBOR+1.70

10/20/1998	USD	11,687,500	9	6.63

10/20/1998	USD	67,750,000	5.5	LIBOR+1.95

02/23/1999	USD	78,476,000	7	1.625

02/26/1999	USD	29,886,000	5	LIBOR+1.25

02/26/1999	USD	5,274,000	5	LIBOR+1.95

03/22/1999	USD	78,752,919	10	5.46

03/22/1999	USD	40,658,715	10	5.46

03/31/1999	EUR	7,203,216	5	EURIBOR+2.25

03/31/1999	EUR	43,775,913	11.5	EURIBOR+1.25

03/31/1999	USD	44,625,000	5	LIBOR+2.25

03/31/1999	USD	8,488,620	11.5	LIBOR+1.25

04/06/1999	USD	18,973,000	10	LIBOR+0.75

04/06/1999	USD	11,000,000	5	LIBOR+2.25

04/15/1999	USD	98,115,840	12	6.25

04/15/1999	USD	5,194,368	10	LIBOR+1.90

04/15/1999	USD	12,120,192	10	0.90

04/15/1999	USD	275,400,000	12	LIBOR+0.07

04/15/1999	USD	48,600,000	10	LIBOR+3.00

06/10/1999	USD	31,067,500	10	CIRR

06/10/1999	USD	5,482,500	6	LIBOR+1.50

06/11/1999	USD	1,295,850	4	LIBOR+2.00

06/11/1999	USD	7,343,150	5	6.58

07/14/1999	USD	200,000,000	11	LTPR+1.90

07/27/1999	USD	90,000,000	5	LIBOR+2.25

07/27/1999	USD	41,000,000	5	LIBOR+2.25

09/07/1999	EUR	281,427,084	3	9.625

09/21/1999	USD	28,900,000	5	LIBOR+2.25

10/08/1999	USD	75,567,222	5	LIBOR+2.25

11/23/1999	USD	84,872,500	5	LIBOR+2.25

11/26/1999	DEM	26,739,552	5	DM LIBOR+2.25

11/26/1999	DEM	33,479,103	8	DM LIBOR+0.85

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

12/01/1999	USD	37,386,199	11.5	7.15

12/01/1999	USD	6,597,565	5	LIBOR+2.25

12/15/1999	JPY	27,800,000,000	5	LIBOR+2.25

12/15/1999	JPY	2,700,000,000	5	LIBOR+2.15

12/15/1999	JPY	5,310,650,000	17.5	LIBOR+0.75

12/15/1999	JPY	796,597,500	5	LIBOR+2.15

12/15/1999	EUR	85,002,828	17.5	LIBOR+0.75

12/15/1999	EUR	15,000,499	5	LIBOR+2.15

12/15/1999	EUR	172,525,369	17.5	AKA PLAFOND C + 0.25

12/15/1999	EUR	30,445,653	5	LIBOR+2.15

12/15/1999	USD	212,095,000	17.5	CIRR

12/15/1999	USD	31,814,250	5	LIBOR+2.15

12/15/1999	USD	34,959,134	10	LIBOR+0.75

12/15/1999	USD	17,000,000	10	LIBOR+0.75

12/15/1999	USD	115,250,000	5	LIBOR+2.25

12/15/1999	USD	40,108,149	5	LIBOR+2.25

12/16/1999	EUR	987,870	17.5	LIBOR+0.75

12/16/1999	EUR	148,180	5	LIBOR+2.15

12/17/1999	JPY	58,480,339,000	16.5	2.30

12/20/1999	USD	31,000,000	5	LIBOR+2.25

12/23/1999	USD	82,450,000	6	LIBOR+2.25

12/23/1999	USD	19,550,000	5	LIBOR+2.25

12/24/1999	USD	12,300,000	5	LIBOR+2.25

01/14/2000	USD	40,500,000	10	LIBOR+2.95

01/14/2000	USD	229,500,000	12	LIBOR + 0.02

04/07/2000	EUR	18,567,751	10	LIBOR+0.9

04/07/2000	USD	105,217,258	10	6.9

05/16/2000	EUR	117,738,634	15	6.36

05/16/2000	GBP	7,144,250	15	7.39

05/16/2000	USD	9,381,734	15	7.7

05/16/2000	EUR	21,415,878	15	EURIBOR+0.75

05/16/2000	USD	57,607,580	15	LIBOR + 7.17

05/16/2000	EUR	25,508,673	5	EURIBOR+2.25

05/16/2000	GBP	1,260,750	5	LIBOR+2.25

05/16/2000	USD	22,545,304	5	LIBOR+2.25

05/16/2000	USD	61,362,371	5	LIBOR+2.25

05/16/2000	USD	23,067,329	15	7.27

05/16/2000	USD	6,000,000	5	USD LIBOR+2.25

05/16/2000	USD	4,070,705	5	LIBOR+2.25

05/31/2000	USD	25,000,000	5	LIBOR+1.75

08/18/2000	USD	50,779,850	5	LIBOR + 1.00

02/09/2001	USD	68,034,000	12	3M LIBOR

02/09/2001	USD	12,006,000	10	3M LIBOR + 2.25

04/30/2001	EUR	5,608,263	12	5.58

06/20/2001	USD	15,470,000	7.5	6M LIBOR + 2

06/20/2001	USD	7,657,820	6.5	5.51

12/21/2001	USD	15,330,670	5	6M LIBOR + 1.75

12/14/2001	USD	25,000,000	20	3M EIB + 2.5

CONSOLIDATED BUDGET

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

Multilateral Organizations

01/28/1997	USD	10,150,000	12.0	7.50

01/28/1997	USD	8,168,000	10.0	6.50

08/26/1997	ECU	50,000,000	15.0	Floating

09/22/1997	USD	14,500,000	3.0	IBRD SCL Fixed

10/28/1997	USD	20,000,000	17.0	IBRD SCL LIBOR Based

12/01/1997	USD	28,000,000	12.0	6.5

12/01/1997	USD	3,600,000	12.0	6.5

12/19/1997	USD	50,156,520	10.0	6.29

02/03/1998	USD	11,000,000	12.0	6.5

06/03/1998	USD	8,500,000	12.0	6.5

06/25/1998	USD	300,000,000	15.0	IBRD SCL Fixed

07/31/1998	USD	4,000,000	15.0	IBRD SCL Fixed

09/08/1998	USD	2,500,000	17.0	IBRD SCL LIBOR

09/11/1998	USD	369,000,000	15.0	IBRD SCL Fixed

12/04/1998	USD	23,000,000	10.0	5.69

12/16/1998	USD	24,970,000	10.0	5.53

12/17/1998	EUR	32,000,000	15.0	3.5

04/06/1999	USD	10,000,000	18	LIBOR+1.00

04/22/1999	EUR	38,000,000	20	3.50

07/22/1999	USD	45,000,000	10	7.02

08/02/1999	USD	155,000,000	17	IBRD LIBOR SCL Based

11/23/1999	USD	264,600,000	15	IBRD Fixed Rate SCL Based

11/24/1999	USD	6,000,000	15	IBRD Fixed Rate SCL Based

11/25/1999	USD	234,400,000	15	IBRD Fixed Rate SCL Based

11/23/1999	USD	252,530,000	15	IBRD Fixed Rate SCL Based

12/16/1999	USD	39,000,000	10	7.36

02/03/2000	USD	7,700,000	12	5.50

02/09/2000	EUR	150,000,000	30	4.77

05/27/2000	USD	759,600,000	15	IBRD LIBOR-based floating

06/21/2000	EUR	75,000,000	15	5.0

06/21/2000	EUR	50,000,000	15	5.0

07/04/2000	USD	24,332,000	10	7.815

08/03/2000	USD	63,000,000	10	7.64

10/24/2000	USD	50,000,000	10	7.18

11/08/2000	USD	12,645,000	15	5.5

11/09/2000	USD	17,930,000	15	5.5

11/10/2000	USD	17,000,000	25	2.5

11/11/2000	USD	23,000,000	15	5.5

11/23/2000	USD	50,000,000	10	7.17

12/05/2000	EUR	70,000,000	15	EUR-based floating

12/21/2000	USD	777,780,000	17	LIBOR-based floating

12/21/2000	USD	250,000,000	17	LIBOR-based floating

01/19/2001	USD	30,000,000	10	6.4

03/23/2001	USD	17,000,000	10	5.99

06/13/2001	USD	90,000,000	10	6.39

07/12/2001	USD	700,000,000	17	LIBOR + 0.75

07/12/2001	USD	400,000,000	5	LIBOR + 4

07/12/2001	USD	600,000,000	17	LIBOR + 0.75

08/06/2001	USD	10,000,000	10	6.25

08/06/2001	USD	8,800,000	10	6.25

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

08/06/2001	USD	4,000,000	10	6.25

08/06/2001	USD	1,662,000	10	6.25

09/14/2001	USD	500,000,000	15	6M LIBOR + 0.75

11/08/2001	USD	11,000,000	10	5.03

12/14/2001	EUR	75,000,000	20	EURIBOR-based floating

Bilateral Agreements

01/21/1997	FRF	27,202,500	30.0	0.5

08/28/1997	DEM	147,000,000	13.5	2

08/28/1997	DEM	58,000,000	30.5	2

08/28/1997	DEM	20,000,000	30.0	2

01/13/1997	YEN	352,519,259	6.0	2.5

01/20/1997	DEM	530,422	2.0	LIBOR+1.40

01/20/1997	DEM	3,005,728	5.0	AKA-C

01/21/1997	FRF	32,934,500	13.0	PIBOR+1.25

01/27/1997	JPY	18,000,000	5.0	LIBOR+1.675

01/27/1997	JPY	44,209,281	5.0	LIBOR+1.675

01/29/1997	USD	8,547,039	5.0	LIBOR+0.40

02/04/1997	CHF	9,864,774	6.5	SEBR+1.375

03/05/1997	USD	3,890,527	5.5	LIBOR+0.40

03/07/1997	USD	2,328,000	3.0	LIBOR+1.50

03/28/1997	DEM	56,776,600	6.0	FIBOR+0.625

03/28/1997	DEM	10,019,400	4.5	FIBOR+1.625

04/09/1997	USD	1,508,301	4.0	LIBOR+1.375

04/15/1997	USD	150,000,000	3.0	6MLIBOR+1.75

05/16/1997	USD	61,000,000	3.0	6MLIBOR+1.80

05/16/1997	USD	29,000,000	3.0	6MLIBOR+1.80

05/16/1997	USD	25,000,000	3.0	6MLIBOR+1.80

05/27/1997	USD	1,517,021	5.0	LIBOR+0.75

05/27/1997	USD	5,491,627	4.0	LIBOR+1.375

07/21/1997	USD	60,000,000	3.5	LIBOR+1.8

07/21/1997	USD	40,000,000	3.0	LIBOR+1.8

07/22/1997	USD	25,000,000	7.0	LIBOR+0.85

07/23/1997	NLG	1,712,000	7.0	6.15

07/24/1997	DEM	37,670,640	5.5	DMLIBOR+0.75

07/24/1997	DEM	6,647,760	5.5	DMLIBOR+1.50

07/24/1997	DEM	16,673,600	5.5	DMLIBOR+1.875

08/20/1997	USD	100,000,000	3.0	LIBOR+1.7

08/28/1997	DEM	102,000,000	13.5	KFW+0.65

08/28/1997	DEM	38,000,000	15.0	KFW+0.65

09/04/1997	USD	135,000,000	3.0	LIBOR+1.70

09/18/1997	USD	25,000,000	17.0	LIBOR+0.90

09/24/1997	CHF	220,000,000	17.0	LIBOR+1.15

09/24/1997	CHF	34,437,000	3.0	LIBOR+1.70

09/24/1997	USD	81,826,438	3.0	LIBOR+1.70

09/24/1997	USD	55,000,000	4.5	LIBOR+1.95

10/28/1997	USD	75,000,000	3.0	LIBOR+1.70

11/18/1997	GBP	28,027,711	8.0	LIBOR+0.75/8.07

11/18/1997	CHF	56,126,989	8.0	STR LIBOR+1.25

12/19/1997	USD	1,507,350	3.0	LIBOR+1.375

12/23/1997	USD	9,084,899	8.5	LIBOR+0.50

12/24/1997	USD	105,000,000	3.0	LIBOR+1.70

12/24/1997	USD	45,000,000	3.0	LIBOR+1.70

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

01/16/1998	USD	65,000,000	3.0	LIBOR+1.70

01/16/1998	USD	35,000,000	3.0	LIBOR+1.70

01/19/1998	USD	17,501,755	9.0	LIBOR+0.30

03/26/1998	JPY	2,961,157,691	10.0	2.5

03/31/1998	USD	20,248,476	13.0	6.53

03/31/1998	USD	20,249,154	3.0	LIBOR+1.90

05/28/1998	USD	49,922,418	12.0	LIBOR+0.3

06/08/1998	USD	146,000,000	5.0	LIBOR+2.25

06/24/1998	USD	3,177,285	7.0	6.94

06/24/1998	USD	560,697	7.0	LIBOR+1.125

07/17/1998	USD	2,303,985	3.0	LIBOR+1.70

08/07/1998	USD	75,000,000	5.0	LIBOR+2.25

08/20/1998	USD	10,000,000	13.0	LIBOR+0.85

08/28/1998	USD	100,000,000	5.0	LIBOR+2.25

09/04/1998	USD	20,000,000	5.0	LIBOR+2.25

09/04/1998	USD	20,000,000	5.0	LIBOR+2.25

09/18/1998	USD	42,453,248	11.5	6.36

09/21/1998	FRF	3,617,300	11.0	PIBOR+1.25/5.99(1)

09/21/1998	FRF	2,665,507	30.0	0.2

09/22/1998	FRF	24,305,300	11.0	PIBOR+1.25/5.99(1)

09/22/1998	FRF	18,450,000	30.0	0.2

09/22/1998	FRF	10,670,000	11.0	PIBOR+1.25/5.99(1)

09/22/1998	FRF	8,100,000	30.0	0.2

09/25/1998	NLG	29,000,000	12.0	AIBOR+0.5

09/30/1998	DEM	18,700,000	8.0	FIBOR+0.9

09/30/1998	DEM	22,192,163	8.0	FIBOR+0.9

09/30/1998	DEM	9,204,666	6.0	FIBOR+1.75

10/07/1998	FRF	3,707,007	11.0	PIBOR+1.25/6.18(1)

10/07/1999	FRF	2,780,760	30.0	0.2

11/03/1998	USD	75,000,000	5.0	LIBOR+2.25

11/04/1998	USD	15,110,305	7.5	LIBOR+1.40

11/04/1998	USD	2,538,096	3.0	LIBOR+0.30

11/16/1998	USD	17,014,405	11.0	PIBOR+1.25/6.18(1)

11/16/1998	FRF	12,803,067	30.0	0.2

11/26/1998	USD	27,000,000	5.0	LIBOR+1.875

12/03/1998	USD	9,700,000	5.0	LIBOR+2.25

12/04/1998	USD	40,000,000	5.0	LIBOR+2.25

12/11/1998	DEM	80,000,000	30.0	2

12/14/1998	FRF	1,168,371,750	5.5	5.49

12/14/1998	FRF	198,750,000	5.5	FIBOR+2

12/15/1998	FRF	9,054,100	11.0	PIBOR+1/5.82(1)

12/15/1998	FRF	8,250,000	40.0	0.6

12/16/1998	DEM	15,352,512	5.0	LIBOR+2.375

12/17/1998	DEM	561,000,000	11.0	PLAFONDC+0.25

12/17/1998	DEM	561,000,000	11.0	PLAFONDC+0.25

12/22/1998	DEM	32,750,000	5.5	FIBOR+2.1

12/24/1998	USD	22,146,648	7.0	LIBOR+0.20

12/24/1998	USD	6,765,000	5.0	LIBOR+1.70

12/24/1998	USD	18,128,103	7.0	LIBOR+0.20

12/25/1998	USD	11,079,884	10.0	LIBOR+0.25

01/11/1999	USD	834,000	5	LIBOR+1.75

01/11/1999	BEF	234,487,741	8	5.21

01/19/1999	JPY	950,286,400	6	2.10

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

01/19/1999	JPY	167,697,600	5.5	LIBOR+1.50

02/01/1999	USD	53,700,000	5	LIBOR+2.25

02/18/1999	EUR	13,955,114	5	4.98

02/18/1999	EUR	2,369,261	5	EURIBOR+1.60

03/16/1999	USD	10,000,000	5	LIBOR + 2.25

03/24/1999	ATS	2,289,000,000	17.5	6.90

03/24/1999	ATS	2,095,000,000	18	6.90

03/24/1999	DEM	87,146,136	4	LIBOR+2.10

03/24/1999	USD	26,000,000	4	TIBOR+2.10

03/24/1999	USD	40,000,000	6	TIBOR+2.25

03/24/1999	USD	54,000,000	4.5	TIBOR+2.15

03/24/1999	USD	41,000,000	4.5	LIBOR+2.15

03/24/1999	USD	40,000,000	6	LIBOR+2.25

03/24/1999	USD	39,000,000	4	LIBOR+2.10

04/16/1999	USD	30,000,000	5	LIBOR + 2.25

05/20/1999	DEM	36,000,000	30	2.00

05/26/1999	JPY	1,113,000,000	14.5	2.10

05/26/1999	JPY	174,450,000	5	LIBOR+1.70

06/04/1999	USD	9,803,991	40	0.008

06/24/1999	USD	489,377,736	12	LIBOR + 0.75

06/24/1999	USD	67,369,260	3.25	LIBOR + 0.75

06/24/1999	USD	16,842,315	4.75	LIBOR + 0.75

06/28/1999	EUR	1,910,820	5	EURIBOR+2.00

06/28/1999	EUR	10,827,798	5	EURIBOR+0.75

06/28/1999	NLG	1,275,326	5	5.60

06/28/1199	NLG	7,226,850	12	5.70

06/28/1999	USD	1,849,593	5	7.60

06/28/1999	USD	10,481,028	12	7.20

07/14/1999	USD	8,358,000	12	5.78

07/14/1999	USD	5,572,000	12	LIBOR+1.00

08/25/1999	JPY	2,215,318,616	12.5	2.30

08/25/1999	JPY	1,326,345,383	9.5	JPY LIBOR+2.00

09/07/1999	JPY	1,888,496,900	5	TIBOR+2.00

09/08/1999	DEM	1,311,257	5	EURIBOR+2.25

09/13/1999	USD	1,644,740	5	LIBOR +2.25

09/17/1999	JPY	12,464,000,000	40	0.75

09/17/1999	JPY	29,367,000,000	40	2.2

09/24/1999	JPY	121,238,820	5	TIBOR+2.0

09/27/1999	JPY	687,019,980	5	2.20

09/27/1999	JPY	1,731,379,301	5	2.00

09/28/1999	EUR	8,513,114	5.5	EURIBOR+0.70

09/28/1999	EUR	5,478,832	5	EURIBOR+2.00

09/28/1999	EUR	1,502,315	5	EURIBOR+2.00

10/08/1999	USD	9,803,991	10.5	6.81

10/08/1999	USD	1,625,296	5	LIBOR+1.75

10/11/1999	USD	45,000,000	5	LIBOR+2.25

10/22/1999	JPY	305,537,524	5	JPY LIBOR + 2.00

10/27/1999	USD	91,846,226	12	LIBOR + 0.20

10/27/1999	DEM	7,430,456	5	EURIBOR+0.70

11/08/1999	USD	66,071,600	7	LIBOR+1.50

11/11/1999	USD	6,661,528	5.5	LIBOR+2.25

11/11/1999	DEM	16,500,000	17	2.00

11/19/1999	USD	83,600,000	5	LIBOR+2.25

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

11/30/1999	USD	28,015,800	5	LIBOR+0.75

11/30/1999	USD	30,000,000	12	1.20

12/01/1999	EUR	5,113,000	5.5	EURIBOR+0.70

12/01/1999	EUR	19,128,670	5	EURIBOR+2.00

12/01/1999	EUR	903,000	5	EURIBOR+2.00

12/01/1999	EUR	2,869,078	5.5	EURIBOR+0.70

12/01/1999	EUR	506,308	5	EURIBOR+2.00

12/07/1999	USD	20,000,000	5.5	LIBOR+2.15

12/10/1999	USD	27,000,000	5	LIBOR+2.25

12/16/1999	USD	160,000,000	5	LIBOR+2.25

12/16/1999	USD	43,000,000	5	LIBOR+2.25

12/17/1999	USD	131,536,821	5	LIBOR+2.25

12/17/1999	USD	30,000,000	5	LIBOR+2.25

12/20/1999	CHF	990,000	5	CHF LIBOR+2.25

12/20/1999	CHF	5,610,000	6.5	SEBR+0.75

12/22/1999	KWD	20,000,000	20	4.50

12/22/1999	USD	4,097,829	6	LIBOR+0.25

12/22/1999	USD	4,109,586	6	LIBOR+2.25

12/27/1999	USD	45,000,000	5	LIBOR+2.25

01/04/2000	USD	32,000,000	5	LIBOR+2.25

01/14/2000	JPY	2,025,872,376	9	LIBOR+0.50

01/17/2000	EUR	52,058	33	2.0

01/17/2000	EUR	3,700,000	20	2.0

01/27/2000	JPY	2,025,872,375	5	2.2

01/27/2000	EUR	9,058,645	5	LIBOR+2.50

02/09/2000	JPY	169,370,910	5	6 M LTPR+2.0

02/14/2000	JPY	3,084,692,755	8	2.0

02/14/2000	USD	3,240,000	5	LIBOR+2.25

02/14/2000	JPY	139,600,000	5	LIBOR+2.0

02/15/2000	JPY	959,768,490	5	JPY CIRRI, 2.2

02/17/2000	USD	50,000,000	5	LIBOR+2.25

03/10/2000	GBP	5,991,761	6.5	6.0

03/10/2000	GBP	12,805,820	6.5	GBP LIBOR+1.25

03/23/2000	USD	50,000,000	5	USD LIBOR+2.25

03/28/2000	JPY	27,500,000,000	8	JPLTPR+0.2

04/07/2000	USD	4,654,868	5	USD LIBOR+0.70

04/07/2000	USD	3,438,007	1.5	USD LIBOR+2.25

04/12/2000	USD	52,880,000	5	USD LIBOR+2.25

05/05/2000	USD	40,000,000	5	USD LIBOR+1.75

05/05/2000	USD	45,000,000	5	USD LIBOR+1.75

06/08/2000	USD	1,712,500	5	USD LIBOR+0.875

06/15/2000	CHF	22,268,000	15	CHF LIBOR+0.75

06/15/2000	CHF	3,300,000	5	CHF LIBOR+1.75

06/23/2000	EUR	33,233,972	6	6M EURIBOR+2

07/28/2000	USD	94,235,430	6	LIBOR+2.50

07/28/2000	USD	45,000,000	5	LIBOR+1.75

07/28/2000	USD	46,400,000	5	LIBOR+1.75

07/28/2000	USD	20,000,000	5	LIBOR+1.75

07/28/2000	USD	20,000,000	5	LIBOR+1.75

07/31/2000	USD	20,000,000	5	USD LIBOR+1.75

07/31/2000	USD	20,000,000	5	LIBOR+1.75

08/01/2000	USD	15,000,000	5	LIBOR+1.75

08/29/2000	USD	27,000,000	5	LIBOR+1.75

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

10/05/2000	USD	124,829,756	5	LIBOR+1.75

10/13/2000	USD	13,500,000	6.5	7.70

10/13/2000	EUR	4,900,000	6.5	6.40

10/13/2000	USD	205,000,000	5	LIBOR+1.75

10/19/2000	USD	10,119,093	8	CIRR

10/19/2000	USD	1,785,722	6	6M USD LIBOR+1.25

				CIRR+2%Interest+1.47

10/23/2000	JPY	1,205,257,500	6	risk premium

				CIRR+2%Interest+1.47

10/23/2000	JPY	1,585,623,575	5	risk premium

10/31/2000	USD	15,000,000	18	LIBOR+0.95

10/11/2000	USD	34,000,000	5	USD LIBOR+1.75

11/13/2000	EUR	22,888,484	6.5	CIRR

11/13/2000	EUR	4,039,144	6.5	EURIBOR+1.25

11/24/2000	USD	94,929,640	12	6M USD LIBOR+0.65

11/24/2000	USD	35,000,000	5	6M USD LIBOR+1.75

11/28/2000	JPY	435,382,500	6	6M USD LIBOR+1.625

11/24/2000	USD	34,182,000	13.5	6M USD LIBOR+1.30

12/07/2000	USD	5,405,206	6	6M USD LIBOR+0.25

12/07/2000	USD	3,500,000	5	6M USD LIBOR+1.75

12/12/2000	JPY	279,815,925	2	6M LIBOR+1.75

12/12/2000	JPY	1,188,436,627	2	6M LIBOR+1.75

02/09/2001	CHF	41,945,815	12	6M LIBOR+0.625

02/09/2001	USD	20,067,329	5	6M LIBOR+1.75

03/01/2001	GBP	7,436,234	7.5	7.01

03/01/2001	GBP	1,312,276	5	6M LIBOR+1.75

03/26/2001	USD	2,609,500	5	6M LIBOR+1.75

03/26/2001	USD	460,500	4	6M LIBOR+0.625

03/30/2001	USD	7,697,295	6	6M LIBOR+0.25

03/30/2001	USD	1,287,405	5	6M LIBOR+1.75

04/17/2001	DEM	2,126,846	5	6M EURIBOR+1

04/17/2001	DEM	12,052,130	7.5	5.33

05/09/2001	USD	50,000,000	5	6M LIBOR+1.75

05/31/2001	EUR	3,359,791	5	6M EURIBOR+1.75

05/31/2001	USD	57,325,000	5	6M LIBOR+1.75

06/04/2001	USD	95,000,000	5	6M LIBOR+1.75

06/01/2001	EUR	19,038,813	8.5	5.59

06/01/2001	EUR	23,210,698	8.5	5.59

06/12/2001	USD	6,698,374	6	6M LIBOR+0.25

04/09/2001	USD	330,000,000	6	6M LIBOR+2.25

04/20/2001	USD	899,996	4.5	6M LIBOR+1.75

04/20/2001	USD	5,099,976	6	6M LIBOR+1

06/14/2001	USD	10,000,000	5	6M LIBOR+1.75

09/28/2001	USD	21,000,000	5	6.48

09/28/2001	USD	54,000,000	5	6M LIBOR+1.75

06/29/2001	USD	6,328,539	7.5	6M LIBOR+0.25

06/29/2001	USD	1,887,133	7.5	6M LIBOR+0.65

06/29/2001	USD	2,200,980	5.5	6M LIBOR+1.75

11/02/2001	USD	15,000,000	5	6M LIBOR+1.75

11/13/2001	USD	40,000,000	5	6M LIBOR+1.75

11/08/2001	USD	24,000,000	5	6M LIBOR+1.75

12/27/2001	USD	10,000,000	5	6M LIBOR+1.75

12/11/2001	USD	32,000,000	5	6M LIBOR+1.75

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

11/28/2001	USD	18,000,000	5	6M LIBOR+1.75

04/30/2001	EUR	5,354,195	35	0.3

06/06/2001	EUR	23,210,698	31	0.3

01/30/2001	SAR	138,000,000	25	2

02/19/2001	KD	16,000,000	25	2

02/28/2001	DEM	26,300,000	30	2

05/04/2001	DEM	48,000,000	30	2

05/04/2001	DEM	35,000,000	30	2

06/13/2001	USD	11,556,235	6	5.42

06/13/2001	USD	7,784,759	5	6M LIBOR+1.65

09/12/2001	EUR	2,625,647	6	5.37

09/12/2001	EUR	393,847	5	6M EURIBOR+1.9

09/12/2001	EUR	5,019,292	5	6M EURIBOR+1.9

09/12/2001	EUR	1,840,651	6	5.37

09/12/2001	EUR	276,098	5	6M EURIBOR+1.9

09/12/2001	EUR	1,344,749	5	6M EURIBOR+1.9

11/08/2001	DEM	15,500,000	30	2

04/16/2001	USD	1,628,337	35	0

09/24/2001	USD	24,830,540	5	LIBOR+1.75

International Capital

Markets

02/12/1997	DEM	500,000,000	7.0	7.75

03/14/1997	ITL	300,000,000,000	5.0	9

05/21/1997	USD	400,000,000	5.0	10

06/23/1997	DEM	1,000,000,000	5.0	7.25

09/19/1997	USD	600,000,000	10.0	10

10/20/1997	DEM	1,500,000,000	10.0	8.125

02/03/1998	DEM	1,000,000,000	5.0	7.25

02/23/1998	USD	400,000,000	7.0	9.875

04/01/1998	USD	100,000,000	7.0	9.875

04/15/1998	DEM	1,000,000,000	8.0	10.5(2)

05/08/1998	USD	300,000,000	5.0	8.875

11/26/1998	DEM	600,000,000	3.0	9.5

12/02/1998	DEM	200,000,000	3.0	9.5

12/10/1998	USD	200,000,000	10 put 5	12

12/18/1998	DEM	200,000,000	3.0	9.5

01/28/1999	DEM	750,000,000	4	9.25

02/24/1999	EUR	500,000,000	5	9.50

03/16/1999	DEM	100,000,000	4	9.25

04/07/1999	USD	200,000,000	10	12.0

04/28/1999	EUR	300,000,000	5	9.50

05/12/1999	EUR	200,000,000	5	9.50

06/18/1999	USD	500,000,000	10	12.375

08/04/1999	EUR	400,000,000	6	9.625

09/08/1999	USD	200,000,000	10	12.00

10/29/1999	USD	500,000,000	5	11.875

11/12/1999	EUR	500,000,000	7	9.625

12/08/1999	USD	250,000,000	10	12.375

12/10/1999	EUR	250,000,000	7	9.625

12/15/1999	EUR	600,000,000	3	7.75

01/10/2000	USD	1,500,000,000	30	11.875

02/08/2000	EUR	1,000,000,000	10	9.25

		Outstanding	Maturity
Agreement Date	Currency	Amount	(Year)	Interest (%)

02/21/2000	JPY	35,000,000,000	3	3.5

04/12/2000	EUR	600,000,000	5	7.75

06/08/2000	USD	750,000,000	10	11.75

06/09/2000	EUR	500,000,000	3	3M EURIBOR+2.00

06/16/2000	JPY	55,000,000,000	4	3.25

07/19/2000	USD	500,000,000	9	12.375

07/25/2000	EUR	533,062,178	7	8.125

09/05/2000	USD	750,000,000	10	11.75

09/12/2000	EUR	200,000,000	7	8.125

11/06/2000	JPY	50,000,000,000	3	3.0

12/20/2000	USD	1,000,000,000	6M	USD LIBOR+1.00

02/12/2001	EUR	500,000,000	3	8.25

02/16/2001	EUR	250,000,000	3	8.25

11/19/2001	USD	500,000,000	5	11.38

12/10/2001	EUR	300,000,000	3.25	11

12/13/2001	USD	250,000,000	5	11.38

11/05/2001	EUR	500,000,000	3.25	11

(1) First interest rate applies to the preliminary period, second to the remaining life of the credit.

(2) For the first two years only. For the remaining 6 years, the interest rate will be 7%.